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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-32917 of Energy West, Incorporated and subsidiaries on Form S-8 of our report dated December 16, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's restatement described in Note 15), appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2004.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
December 16, 2004